UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaYarden 4, pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, on August 10, 2020, at the 2020 annual meeting of stockholders (the “Annual Meeting”) of My Size, Inc. (the “Company”) the Company’s stockholders approved an amendment to the My Size, Inc. 2017 Equity Incentive Plan (“2017 Plan”) to increase the shares reserved for issuance under the 2017 Plan from 200,000 to 1,450,000 shares. As a result and pursuant to approval of the Company’s compensation committee that was contingent on the foregoing shareholder approval, the following occurred on August 10, 2020: (i) the number of shares available for issuance under the Company’s 2017 Consultant Incentive Plan reduced from 466,667 to 216,667 shares; (ii) the Company granted to Ronen Luzon, Chief Executive Officer, (A) five-year options to purchase up to 160,000 ordinary shares at an exercise price of $1.04 per share. One quarter of such options vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022, and (B) 80,000 performance-based restricted stock units, each representing the right to receive one share of common stock, which vest (x) upon the Company generating revenue of at least $50,000 in the Russian Federation during the year ending 2020, or (y) upon the Company generating revenue of at least $500,000 in the Russian Federation during the year ending 2021; (iii) the Company granted five-year options to purchase up to 130,000 ordinary shares to Or Kles, Chief Financial Officer, at an exercise price of $1.04 per share. One quarter of such options vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022; (iv) the Company granted five-year options to purchase up to 130,000 ordinary shares to Billy Pardo, Chief Operating Officer and Chief Product Officer, at an exercise price of $1.04 per share. One quarter of such options vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022; (v) the Company granted five-year options to purchase up to 325,893 ordinary shares to other employees of the Company at an exercise price of $1.04 per share. One quarter of such options vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022; and (vi) the Company granted five-year options to purchase up to 30,000 ordinary shares to each of the Company’s non-employee board members at an exercise price of $1.04 per share. These options vest on November 26, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2020, the Company held its Annual Meeting for the following purposes: (1) to elect four directors, (2) to approve an amendment to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares, (3) to approve, on an advisory basis, the Company’s executive compensation, and (4) to ratify the appointment of the Company’s auditors for the year ended December 31, 2020. A total of 3,535,271 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting and the final voting results on each such matter.

Proposal 1. Election of four directors to serve on the Company’s board of directors until the 2020 annual meeting of stockholders or until their successors are elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Ronen Luzon	904,717	132,956	2,497,598
Arik Kaufman	939,536	98,137	2,497,598
Oren Elmaliah	940,515	97,158	2,497,598
Oron Braniztky	939,336	98,337	2,497,598

Proposal 2. Approval of an amendment to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares:

For	Against	Abstain	Broker Non-Votes
734,568	267,590	35,515	2,497,598

Proposal 3. Approval, on an advisory basis, of the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
844,818	167,256	25,599	2,497,598

Proposal 4. Ratification of the appointment of Somekh Chaikin as the Company’s independent public accountant for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
3,423,577	83,501	28,193	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: August 12, 2020	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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